                           Certificate Number                 94506

                           STATE OF ILLINOIS
                           OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, greeting:

Whereas, Articles of Incorporation duly signed and verified of P. B. Quincy, Inc. have been filed in the Office of the Secretary of State on the 28th day of October A. D. 1974, as provided by "The Business
Corporation Act" of Illinois, in force July 13, A. D. 1933.

Now Therefore, I, Michael J. Howlett, Secretary of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate of incorporation and attach thereto a copy of the Articles of Incorporation of the aforesaid corporation.

     In Testimony Whereof, Thereto set by hand and cause to be affixed the Great Seal of the State of Illinois, Done at the City of Springfield this 28th day of October A. D. 1974 and of the Independence of the United States the one hundred and 99th

                                  FORM B C A-47

       BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY

                      THE INSTRUCTIONS ON THE BACK THEREOF.

                   (THESE ARTICLES MUST BE FILED IN DUPLICATE)

STATE OF NEW YORK
                     SS
NEW York COUNTY

TO JOHN W. LEWIS, Secretary of State
The undersigned,

                                                Address

Name                       Number      Street            City              State

MARTS KRUZE                277         Park Ave.,        N.Y.,             N.Y.
JOSEPH A. VITA             277         Park Ave.,        N.Y.,             N.Y.
FRANK SIMMONS              277         Park Ave.,        N.Y.,             N.Y.

being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation hereby incorporated is: P. B. QUINCY, Inc.

                                   ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 208 South La Salle Street, in the City of Chicago ( 60604) County of Cook and the name of its initial Registered Agent at said address is:

C T CORPORATION SYSTEM

                                  ARTICLE THREE

The duration of the corporation is:  Perpetual

    (ILL. -- 114 -- 12/20/71)

                                  ARTICLE FOUR

The Purpose or purposes for which the corporation is organized are:

          To manufacture, sell, distribute and otherwise deal in and with chemicals, drugs, fertilizers, pigments, colorants, hardeners, micro-nutrients and related chemical products; to grind mineral products and process ores.

                                  ARTICLE FIVE

PARAGRAPH 1: The Aggregate number of shares which the corporation is authorized to issue is one hundred divided into ______classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class             Series          Number of         Par value or statement that
                                  Share             shares are without par value

Common            ---             100               Without par value

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: None

ARTICLE SIX

     The class and number of shares which the corporation proposes to issue without further report to The Secretary of State, and the consideration (expressed in dollars to be received by the corporation therefor, are:

                                                          Total consideration to
Class of Share             Number of shares               be received therefor:
     Common                       100                             $ 1,000
                                                                  $


                                  ARTICLE SEVEN

     The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                  ARTICLE EIGHT

     The number of directors to be elected at the first meeting of the shareholders is: three (3)

                                  ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $ PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $ PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $ PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $

                                                     /s/ Maris Kruze
                                                     ---------------------------
                                                     Maris Cruze

                                                     /s/ Frank Simmons
                                                     ---------------------------
                                                     Frank Simmons

                                                     /s/ Joseph A. Vita
                                                     ---------------------------
                                                     Joseph A. Vita

NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

  (ILL. -- 114)

o NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign. or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

                             OATH AND ACKNOWLEDGMENT

STATE OF NEW YORK
                        SS
NEW YORK County

     I, FREDERICK FARRAN, A Notary Public, do hereby certify that on the 23rd day of October 1974

     JOSEPH A. VITA MARIS KRUZE and FRANK SIMMONS

personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

Place Notarial Seal Here

                                                   /s/ Frederick Farran
                                                   ------------------------
                                                   Notary Public

STATE OF ILLINOIS
OFFICE OF THE SECRETARY OF STATE

To all TO whom these presents Shall Come, Greeting:

Whereas, Articles of amendment to the Articles of Incorporation duly signed and verified of P. B. Quincy, Inc. have been filed in the Office of the Secretary of State on the 24th day of December A. D. 1974, as provided by "The Business Corporation Act" of Illinois, in force July 13, A. D. 1933.

Now Therefore, I, Michael J. Howlett, Secretary of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate of amendment and attach thereto a copy of the Articles of Amendment to the Articles of Incorporation of the aforesaid corporation.

In Testimony Whereof, Thereto set my hand and cause to be affixed the Great Seal of the State of Illinois, Done at the City of Springfield this 28th day of October A. D. 1974 and of the Independence of the United States the one hundred and 99th.

                                                /s/ Michael J. Howlett
                                                ----------------------------
                                                Secretary of State

                                   FORM BCA-55

                              ARTICLES OF AMENDMENT
                                     TO THE

                            ARTICLES OF INCORPORATION
                                       OF

                                P.B. QUINCY, INC.
                             (Exact Corporate Name)

To JOHN LEWIS
Secretary of State
Springfield, Illinois

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of "The Business Corporation Act" of the State of Illinois, hereby executes the following Articles of Amendment:

ARTICLE FIRST: The name of the corporation is: P.B. QUINCY, INC.

ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation Act" of the State of
Illinois:

Resolved, that Article One of the Articles of

     Incorporation of this corporation be amended to read as follows:

               "Article One

                         The name of the corporation is
                THE PRINCE MANUFACTURING COMPANY

(ILL. -- 741 -- 11/7/72)

     ARTICLE THIRD The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was One Hundred (100); and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

Class                      Number of Shares
Common                     One Hundred (100)

     ARTICLE FOURTH: The number of shares voted for said amendment or amendments was One Hundred (100) and the number of shares voted against said amendment or amendments was None. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

                Class               Number of Shares Voted
                                    For                 Against

                N/A

Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had shares issued, itemized as follows:

Class        Series           Number of        Par value per share or statement
             (If Any)         shares           that shares are without par value

Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $__________and a paid-in surplus of $ or a total of $

ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

     N/A

ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

     N/A

     Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

                          Before Amendment              After Amendment

Stated capital            $                            $
Paid-in surplus           $





     N/A

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by it Vice President, and its corporate seal to be hereto affixed, attested by its Assistant secretary, this 1st day of November 1974.

                                                     P.B. QUINCY, INC.
                                                  (Exact corporate Name)

                                                  /s/ Morris Bock
                                                  -----------------------------
                                                  Its Vice President

ATTEST:

/s/ J. C. Bendheim
-----------------------
Its Asst. Secretary

STATE     OF New York
                          ss.
COUNTY    OF  New York

     I, , a Notary Public, do hereby certify that on the 1st day of November, 1974 personally appeared before me and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand seal the day and year before written.

                                                     /s/
                                                     ---------------
                                                     Notary Public

                            Certificate Number    23506

STATE OF ILLINOIS
OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Some, Greeting:

Whereas, Articles of amendment to the Articles of Incorporation duly signed and verified of The Prince Manufacturing Company, have been filed in the Office of the Secretary of State on the 3rd day of June A. D. 1975, as provided by "The Business Corporation Act" of Illinois, in force July 13, A. D. 1933.

Now Therefore, I, Michael J. Howlett, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate of amendment and attach thereto a copy of the Articles of amendment to the Articles of Incorporation of the aforesaid corporation.

     In Testimony Whereof, Thereto set my hand and cause to be affixed the Great Seal of the State of Illinois, Done at the City of Springfield this 3rd day of June A. D. 1975 and of the Independence of the United States the one hundred and 99th.

                                                /s/ Michael J. Howlett
                                                ---------------------------
                                                Michael J. Howlett

                                   FORM BAC-55

                               (File in Duplicate)

                              ARTICLES OF AMENDMENT
                                     TO THE

                            ARTICLES OF INCORPORATION
                                       OF

                        THE PRINCE MANUFACTURING COMPANY
                             (Exact Corporate Name)

         To JOHN W. LEWIS
         Secretary of State
         Springfield. Illinois

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of "The Business Corporation Act" of the State of Illinois, hereby executes the following Articles of Amendment:

ARTICLE FIRST: The name of the corporation is:

                        THE PRINCE MANUFACTURING COMPANY

ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation Act" of the State of
Illinois:

RESOLVED, that Article "FIVE" of the Articles of Incorporation of this Corporation be amended to read as follows: (See Rider Annexed Hereto and Made a Part Hereof)

(ILL. -- 741 -- 11/7/72)

     ARTICLE THIRD The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was One hundred (100) and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

Class                                                Number of Shares
Common                                               One Hundred (100)

ARTICLE FOURTH: The number of shares voted for said amendment or amendments was One hundred (100) ; and the number of shares voted against said amendment or amendments was none. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

Class                                                Number of Shares Voted
                                                     For Against

                                                   n/a

Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the Corporation had shares issued, itemized as follows:

Class
Series
Number of Shares

Par value per share or statement that shares are without par value

Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $ and a paid-in surplus of $ or a total of $

                                    RIDER TO
                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF

                        THE PRINCE MANUFACTURING COMPANY

                                  ARTICLE FIVE

     Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is eleven thousand (11,000) divided into two (2) classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                      Par Value Per Share Or
                  Series            No. of            Statement that Shares Are
Class             (If any)          Shares            Without Par Value
--------------------------------------------------------------------------------
Common            ---               1,000             Without par value
Preferred         ---               10,000            Par Value $.50

     Paragraph 2: The preferences, qualifications, limita tions, restrictions and the special or relative rights in respect of the shares of each class are:

     (a) Dividends. The holders of preferred shares shall be entitled to receive, out of the surplus of the corporation, or out of the net earnings of the corporation, when and as declared by the Board of Directors of the Corporation, dividends at the rate of, but not exceeding, 6% per annum, from the date of the issuance of the preferred shares, payable quarterly on such dates as shall be determined by the Board of Directors of the corporation, in priority to any dividends on the common shares of the corporation. Such dividends, at the rate of 6% per annum, on the preferred shares shall be non-cumulative. No dividend shall be paid or set apart for payment on the common shares of the corporation in any fiscal year, unless and until full dividends on the preferred shares for the current year either shall have been paid or set apart for payment.

     (b) Voting Rights. The preferred shares and the common shares shall have full voting rights, each preferred share and each common share to entitle the the holder thereof to one vote.

     (c) Rights Upon Dissolution. Upon the dissolution of the corporation or upon its liquidation, or upon any distribution of its assets by way of return of capital, the holders of preferred shares shall be entitled to receive and be paid, the sum of $00.50 for each of such preferred shares held by them, and in each case before anything shall be paid to or on account of the common shares of the corporation. The consolidation or merger of the corporation with any other corporation or corporations shall not be deemed a dissolution, liquidation, or distribution of assets of the corporation within the meaning of this paragraph.

     (d) Limitation. Except as herein provided, the preferred shares shall not be entitled to participate in the earnings or the assets of the corporation.

     (e) Common Shares. After full dividends on the preferred shares at the rate of 6% per annum for the current and all preceding dividend periods of the current fiscal year shall have been paid or set apart for payment, the holders of common shares shall be entitled to receive dividends from the remaining surplus of the corporation, when and as such dividends shall be declared by the Board of Directors. Upon the dissolution of the corporation or upon its liquidation, or upon any distribution of its assets by way of return of capital, after payment in full to the holders of preferred shares of the corporation of the sums which such holders are in such case entitled to receive, the holders of common shares shall be entitled to receive and be paid all the remaining assets of the corporation

     (f) Preemptive Rights. No holder of shares in this corporation of any class shall have any preemptive or preferential right of subscription to any shares of any class of the corporation.

     ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected d by, this amendment, is as follows:

     Each share of outstanding common stock will be exchanged for 1 share of new common stock and 19 shares of preferred stock.

ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows.

                                                                      n/a

     Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

                                           Before Amendment      After

         Amendment
     Stated capital
     Paid-in surplus

                                                n/a

      IN WITNESS WHEREOF,  the undersigned corporation has caused these

      Articles of Amendment to be executed in its name by its President, and its corporate seal to be hereto affixed, attested by its Secretary this 29th day of May 1975

                                             THE PRINCE MANUFACTURING COMPANY
                                             (Exact Corporate Name)

                                             By:  /s/ C. H. Bendheim
                                                  -------------------------
                                                      Its President

ATTEST

/s/ Morris Bock
--------------------------
Its Secretary

STATE OF NEW YORK                                         ss.

COUNTY OF NEW YORK

               I, Donald A. Hamburg, a Notary Public, do hereby certify that on the 29th day of May, 1975, C. H. Bendheim personally appeared before me and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                                     /s/ Donald A. Hamburg
                                                     ------------------------
                                                     Notary Public

STATE OF ILLINOIS
OFFICE OF THE SECRETARY OF STATE

Whereas, Articles of Merger of The Prince Manufacturing Company Incorporated under the laws of the State of Illinois have been filed in the Office of the Secretary of State as provided by the Business Corporation Act of Illinois, in force July 1, A.D. 1984.

Now therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

   In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 7th day of July A. D. 1993 and of the Independence of the United States the two hundred and 18th.

                                                     /S/ George H. Ryan
                                                     -------------------------
                                                     Secretary of State

                  ARTICLES OF MERGER CONSOLIDATION OR EXCHANGE

1. Names of the corporations proposing to merge, and the state of country of their incorporation:

     Name of Corporation                      State or Country of Incorporation

     Quincy Barge Terminal, Inc.                       Illinois 5275-405-5
     The Prince Manufacturing Company                  Illinois 5054-087-1

2. The laws of the state or country under which each corporation is incorporated permit such merger, consolidation or exchange.

     (a)  Name of the surviving corporation: The Prince Manufacturing Company

     (b)  it shall be governed by the laws of: Illinois

4.   Plan of merger is as follows: See Attachment

If not sufficient space to cover this point, add one or more sheets of this size.

5. Plan of merger consolidation exchange was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized. and (b) as to each Illinois corporation as follows:

(The following items are not applicable to mergers under ss.11.30--90% owned subsidiary provisions. See Article 7.)

     (Only "X" one box for each corporation).

By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the articles of incorporation voted in favor of the action taken.

By written consent of the shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have consented in writing have been given notice in accordance with

By written consent of ALL the shareholders entitled to vote on the action, in accordance with

6. (Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

     a. The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

     b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

     c. The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of "The Business Corporation Act of 1983" of the State of Illinois with respect to the rights of dissenting shareholders.

                                 PLAN OF MERGER

     FIRST: (a) The name of the subsidiary corporation to be merged is as follows: Quincy Barge Terminal, Inc. (incorporated in Illinois)

            (b) The name of the surviving corporation is The Prince Manufacturing Company (incorporated in Illinois), and following the merger its name shall be The Prince Manufacturing Company.

     SECOND: (a) As to the subsidiary corporation to be merged, the designation and number of outstanding shares of each class, and the number of such shares of each class owned by the surviving corporation, are as follows:

     Quincy Barge Terminal, Inc. (incorporated in Illinois):

                 100 shares of common stock outstanding; 100 shares of stock owned by the surviving corporation.

            (b) The number of shares of the subsidiary corporation outstanding and owned by the surviving corporation, as set forth above in paragraph "SECOND
(a)", is not subject to change prior to the effective date of the merger.

     THIRD: The terms and conditions of the merger are as follows:

     (a) On the effective date of this Plan, all of the issued and outstanding shares of stock of the subsidiary corporation to be merged hereunder, identified in paragraph "FIRST (a)" hereof, shall be surrendered and cancelled, and each of the certificates evidencing such shares shall be endorsed to indicate their cancellation by reason of merger pursuant to this Plan.

     (b) The issued and outstanding shares of the surviving corporation, identified in paragraph "FIRST (b)" hereof, shall not be changed in any respect, and no change shall be effected with respect to the provisions of the certificate of incorporation of such surviving corporation.

     (c) On the effective date of this Plan, the separate existence of the subsidiary corporation identified in paragraph "FIRST (a)" hereof shall cease and such corporation shall be merged into the surviving corporation, and the surviving corporation shall possess all the rights, privileges, powers and franchises of a public and private nature and shall be subject to all the duties of such subsidiary corporation; all of the rights, privileges, powers and franchises of such subsidiary corporation, and all property, real, personal, and mixed (including all debts due to such subsidiary corporation on whatever account) of such subsidiary corporation, shall be vested in the surviving corporation; and all property, rights, privileges, powers, contracts, and franchises and every other interest of such subsidiary corporation shall be thereafter effectively the property of the surviving corporation as they were of the subsidiary corporation; but all rights of creditors and all liens upon any property of such subsidiary corporation shall be preserved unimpaired, and all debts, liabilities and duties of such subsidiary corporation shall thenceforth attach to the surviving corporation and be enforceable against such surviving corporation to the same extent as if such debts, liabilities and duties had been incurred or contracted by the surviving corporation.

     (d) If, at any time, the surviving corporation shall consider that any further assignments or assurances in law or any other acts or deeds are necessary or desirable to vest in the surviving corporation, according to the terms hereof, the title to any property or rights of the merging subsidiary corporation, the proper officers and directors of such subsidiary corporation shall make and execute all such assignments and assurances and do all things necessary or proper to vest title in such property or rights in the surviving corporation and otherwise to carry out the purposes of this Plan.

     (e) On the effective date of this Plan, the assets and liabilities of the merging subsidiary corporation shall be carried on the books of the surviving corporation at the amounts at which they are carried on such date on the books of the subsidiary corporation. The capital surplus and earned surplus of the surviving corporation shall be the sum of the capital surpluses and earned surpluses of the merging subsidiary corporation and the surviving corporation, subject in each case to such intercompany or accounting adjustments as may be appropriate. The aggregate amount, if any, of the net assets of the merging subsidiary corporation and the surviving corporation which was legally available for the payment of dividends immediately prior to the merger, to the extent that the value thereof is not transferred to stated capital by the issuance of shares or otherwise, shall continue to be available for payment of dividends by the surviving corporation.

     (f) The directors and officers of the surviving corporation shall continue in office until the expiration of their terms and the election of their respective successors, or until their earlier death, resignation or removal.

     (g) The by-laws of the surviving corporation, as they shall exist on the effective date of this merger, shall be and remain the by-laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

     FOURTH: The effective date of this Plan shall be the date on which the Certificate of Merger with respect to the merger is filed by the Secretary of State of Illinois; for accounting purposes, the effective date shall be June 30, 1993.

     FIFTH: The President, Secretary, and other officers and directors of the surviving corporation are hereby authorized and directed to prepare and execute such agreements, certificates and other documents as may be necessary or appropriate in order to carry out this Plan.

     SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this Plan may be terminated and abandoned by consent of the Board of Directors of the surviving corporation at any time prior to the effective date of this Plan, if, in the opinion of such Board of Directors, the merger is impractical or undesirable for any reason whatever.

1001 \PBCI LMG

7 (Complete this item if reporting a merger under ss. 11.30--90% owned subsidiary provisions.)

     a The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation; Total Number of Shares Outstanding of Each Class; Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation

     Quincy Barge Terminal, Inc. Common Stock; 100 shares Common stock; 100 shares

     b. The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was June 28, 1993.

          Was written consent for the merger or written waiver of the 30- day period by the holders of all the outstanding shares of all subsidiary corporations received? Yes

          (If the answer is 'No, "the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8. The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Quincy Barge Terminal, Inc.
by /s/ Marvin S. Sussman
Signature of President
Marvin S. Sussman
Dated June 28, 1993
ATTEST:
/s/ Joseph Katzenstein
Joseph Katzenstein

The Prince Manufacturing Company
by /s/ Marvin S. Sussman
Signature of President
Marvin S. Sussman
Dated June 28, 1993
ATTEST:
/s/ Joseph Katzenstein
Joseph Katzenstein
Dated


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                                                     STATE OF ILLINOIS
                                           Office of the Secretary of State
                                           hereby certify that this is a true
                                           and correct Copy, consisting 26 pages
                                           as taken from the original on file
                                           this office

EXPEDITED
SECRETARY OF STATE

         MAY 1 8

COPY CERT.